Page 22 of 38 Pages

                                                                      Exhibit 7
                                                                      ---------



                          SECURITIES PURCHASE AGREEMENT


                  This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the ____ day of __________, 2001 by and among APOLLO INVESTMENT FUND IV, L.P., a Delaware limited partnership ("AIF IV"), APOLLO OVERSEAS PARTNERS IV, L.P., a Cayman Islands exempted limited partnership ("AOP IV"), APOLLO INVESTMENT FUND V, L.P., a Delaware limited partnership ("AIF V"), APOLLO OVERSEAS PARTNERS V, L.P., a Cayman Islands exempted limited partnership ("AOP V") (each of AIF IV, AOP IV, AIF V and AOP V being sometimes referred to herein individually as a "Seller" and collectively as the "Sellers"), APOLLO MANAGEMENT IV, L.P., a Delaware limited partnership, in its capacity as investment manager to AIF IV and AOP IV ("Apollo IV Management"), APOLLO
MANAGEMENT V, L.P., a Delaware limited partnership, in its capacity as investment manager to AIF V and AOP V ("Apollo V Management" and collectively with Apollo IV Management and their affiliates, "Apollo"), AMC ENTERTAINMENT INC., a Delaware corporation (the "Company"), and [________] (the "Purchasers"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below) in the form previously filed by the Company with the SEC.

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, the Sellers previously acquired shares of Series A Convertible Preferred Stock of the Company, par value $0.662/3 per share (the "Series A Preferred Stock"), and shares of Series B Exchangeable Preferred Stock, par value $0.662/3 per share (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Preferred Stock"), pursuant to that certain Investment Agreement dated as of April 19, 2001 by and among the Company, the Sellers, Apollo Management IV and Apollo Management V (the "Purchase Agreement");

                  WHEREAS, concurrently with the closing of the Purchase Agreement, the Sellers also entered into that certain Registration Rights Agreement dated as of April 19, 2001 by and among the Company and the Sellers (the "Registration Rights Agreement");

                  WHEREAS, the Sellers desire to sell to the Purchasers certain of their respective shares of Preferred Stock acquired pursuant to the Purchase Agreement and the Purchasers desire to purchase such shares of Preferred Stock on the terms and conditions set forth in this Agreement; and

                  WHEREAS, the Company desires to consent to the purchase and sale of the shares of Preferred Stock between the Sellers and the Purchasers provided for hereunder and to the other transactions contemplated under this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                                             Page 23 of 38 Pages

        1.      Sale and Purchase of the Preferred  Stock.  Subject to the terms
                -----------------------------------------
and conditions of this Agreement, each of the Sellers severally agrees to sell and deliver to each of the Purchasers, and each of the Purchasers severally agrees to purchase from each of the Sellers, the number of shares of Preferred Stock described on Schedule 1 attached hereto with respect to such respective Seller and Purchaser, consisting in the aggregate of (i) [_____]shares of Series A Preferred Stock at a purchase price of $1,000 per share, for an aggregate purchase price of $[_________], and (ii) [_____] shares of Series B Preferred Stock at a purchase price of $1,000 per share, for an aggregate purchase price of $[_________], representing an aggregate purchase price of $[________] (the "Purchase Price") for all of the shares of Preferred Stock to be sold hereunder by the Sellers to the Purchasers.

        2.      Payment and Delivery.
                --------------------

                (a) The closing of the sale to, and purchase by, the Purchasers of the shares of Preferred Stock referred to in Section 1 hereof (the "Closing") shall occur at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Ave. NW, Washington, DC 20036, at 10:00 a.m., on July 3, 2001 or such other location, date and time as agreed upon by the Purchasers and the Sellers (the "Closing Date").

                (b) At the Closing, each Purchaser is paying to each Seller the portion of the Purchase Price set forth on Schedule 1 with respect to such respective Seller and Purchaser in U.S. dollars in immediately available funds by wire or other transfer to an account designated by the Sellers and each Seller is delivering to each Purchaser a certificate or certificates evidencing the number of shares of Preferred Stock to be sold by such Seller to such Purchaser in the amount set forth on Schedule 1, duly endorsed in blank, or accompanied by a stock power or stock powers duly executed in blank, in proper form for transfer. The Company shall, and shall cause its transfer agent to, take all such actions and execute, issue and deliver to the Purchasers such new stock certificates as may be necessary to give effect to the purchase and sale of the shares of Preferred Stock by the Sellers to the Purchasers as contemplated hereunder.

        3.      Conditions of Parties' Obligations.
                ----------------------------------

                (a)     Conditions   of   the   Purchasers'   Obligations.   The
                        -------------------------------------------------
obligations of each Purchaser under Section 1 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Purchasers.

                        (i)     Representations  and  Warranties  Correct.   The
                                -----------------------------------------
representations and warranties of the Sellers under this Agreement shall be true, complete and correct in all material respects on and as of the date hereof and on the Closing Date with the same force and effect as if they had been made on the Closing Date.

                        (ii)    Compliance  with  Agreement.  The Sellers  shall
                                ---------------------------
have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

                                                             Page 24 of 38 Pages

                (b)     Conditions   of  Sellers'   Obligations.   The  Sellers'
                        ---------------------------------------
obligations under Section 1 hereof are subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Sellers.

                        (i)     Representations  and  Warranties  Correct.   The
                                -----------------------------------------
representations and warranties of the Purchasers under this Agreement shall be true, correct and complete, in all material respects, on and as of the date hereof and on the Closing Date with the same force and effect as if they had been made on the Closing Date.

                       (ii)     Compliance with Agreement.  The Purchasers shall
                                -------------------------
have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

                       (iii) Payment of Purchase Price. The Sellers shall have received from the Purchasers the Purchase Price as set forth on Schedule 1
hereto.                                                               ----------

        4.      Certain  Restrictions on Conversion and Transfer;  Assignment of
                ----------------------------------------------------------------
                Certain Rights.
                --------------

                (a)     Restrictions on Conversion of Series A Preferred  Stock.
                        -------------------------------------------------------
During the period commencing on the date hereof and ending on April 19, 2006 (or such earlier date as of which the Sellers are permanently released from the conversion restrictions set forth in Section 9.5 of the Purchase Agreement) (the "Conversion Restriction Period"), the Purchasers shall not, without the prior written consent of the Company, convert any shares of Series A Preferred Stock into shares of the Company's Common Stock, except in connection with a Disposition effected pursuant to this Section 4(a). If at any time during the Conversion Restriction Period, any Purchaser desires to effect a Disposition of any shares of Series A Preferred Stock to any Person other than an Affiliate of such Purchaser, such Purchaser may, as part of such Disposition, elect to convert such shares of Series A Preferred Stock into Common Stock, prior to the transfer to such purchasing Person. In order to convert shares of Preferred Stock to effect any such Disposition, the selling Purchaser shall deliver to the Company, on or before the proposed settlement date of such Disposition, written notice of its intention to convert Series A Preferred Stock as part of a Disposition (a "Disposition Notice"). The Disposition Notice shall set forth the number of shares of Series A Preferred Stock that shall be converted into Common Stock, the sale price for such shares and the purchasing Person in whose name the Common Stock shall be registered. Upon surrender by the selling Purchaser of certificates representing the shares of Series A Preferred Stock that are being converted as part of such Disposition, the Company shall issue to the purchasing Person certificates representing the appropriate number of shares of Common Stock.

                (b)     Restrictions  on Transfer  of Series B Preferred  Stock.
                        -------------------------------------------------------
The Purchasers shall not transfer to any Person (other than their respective Affiliates) any shares of Series B Preferred Stock until October 19, 2002 (or such earlier date as of which the Sellers are permanently released from the transfer restrictions set forth in Section 9.6 of the Purchase Agreement), without the prior written consent of the Company.

                (c)     Assignment   of  Certain   Rights   Under  the  Purchase
                        --------------------------------------------------------
                        Agreement.
                        ---------
Each Seller hereby  assigns to the  respective  Purchasers  that are  purchasing

                                                             Page 25 of 38 Pages

shares of Preferred Stock from such Seller all of such Seller's rights that are applicable to such shares of Preferred Stock with respect to indemnification by the Company under Section 12.4 of the Purchase Agreement and any other remedies of such Seller under the Purchase Agreement or otherwise that are applicable to such shares of Preferred Stock with respect to a breach of any of the representations, warranties or covenants made by the Company pursuant to the Purchase Agreement (subject to the provisions of Section 12.5 of the Purchase Agreement).

                (d)     Registration   Rights  Agreement.   Each  Seller  hereby
                        --------------------------------
assigns, subject to the conditions set forth herein, to each Purchaser its respective rights and obligations under the Registration Rights Agreement with respect to the shares of Preferred Stock it is selling pursuant to this Agreement, and the parties hereto agree that each Purchaser shall be deemed to have been added as a party to the Registration Rights Agreement as if it had been an original signatory thereto. As such, each Purchaser shall be deemed to be an "Investor" under the Registration Rights Agreement with respect to the shares of Preferred Stock it is acquiring from the Sellers hereunder (the
"Transfer Shares"), and each Purchaser hereby agrees, effective as of the Closing, to assume all the rights, liabilities and obligations of Sellers under the Registration Rights Agreement with respect to the Transfer Shares and agrees to be subject to the terms thereof with respect to the Transfer Shares. Notwithstanding the foregoing, no Purchaser shall be deemed to be an "Investor" with respect to Section 13(i) of the Registration Rights Agreement. The parties hereto acknowledge and agree that the Transfer Shares (and the underlying shares of Common Stock issuable upon conversion of the Transfer Shares) shall be deemed to be "Registrable Shares" within the meaning of the Registration Rights Agreement.

                        (i) In the event that the Sellers and/or their Affiliates exercise their demand registration rights pursuant to the Registration Rights Agreement, the Purchasers shall be entitled to participate in such demand registration on a Pro Rata Basis (as defined below). The Purchasers shall also be permitted to participate in any piggyback registration on a Pro Rata Basis.

                        (ii) The Sellers will provide the Purchasers with prior written notice of any demand or piggyback registration that the Sellers and/or their Affiliates are participating in pursuant to the terms of the Registration Rights Agreement.

                        (iii)   "Pro  Rata  Basis"   means  that  right  of  the
Purchasers to participate pro rata with the Sellers and their Affiliates based on a percentage that is determined by dividing the aggregate number of shares of Preferred Stock (on an as converted basis) and Conversion Shares (as defined below) owned by the Purchasers as of the date of determination and the aggregate number of shares of Preferred Stock (on an as converted basis) and Conversion Shares owned by the Sellers and their Affiliates as of the date of determination.

                (e)     Legend.  Each Purchaser  understands and agrees that the
                        ------
certificates evidencing the shares of Preferred Stock to be purchased hereunder will bear the following legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR

                                                             Page 26 of 38 Pages

         TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 29, 2001 AMONG AMC ENTERTAINMENT INC. AND CERTAIN OTHER PARTIES NAMED THEREIN, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF AMC ENTERTAINMENT INC.

                (f)     Removal of Legend. The Securities Act legend endorsed on
                        -----------------
the certificates pursuant to Section 4(e) hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act of 1933, as amended (the "Securities Act") and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

        5.      Representations  and  Agreements  of the  Sellers.  Each  Seller
                -------------------------------------------------
severally, and not jointly, represents and warrants to each Purchaser as follows:

                (a)     Organization  and Power.  The Seller is duly  organized,
                        -----------------------
validly existing and in good standing under the laws of the jurisdiction of its organization. The Seller has all requisite legal and partnership power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

                (b)     Authorization. All partnership action on the part of the
                        -------------
Seller necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the sale and delivery of the shares of Preferred Stock) has been taken. This Agreement has been duly and validly executed and delivered by the Seller, and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

                (c)     Consents. Except for filings,  permits,  authorizations,
                        --------
consents and approvals as may be required under, and other applicable requirements of, state blue sky laws and except for such reports with respect to the transactions contemplated under this Agreement as may be required to be filed by the Seller with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder, neither the execution, delivery or performance of this Agreement nor

                                                             Page 27 of 38 Pages

the consummation by the Seller of the obligations and transactions contemplated hereby requires any consent of, authorization by, exemption from, filing with, or notice to any Governmental Entity or any other Person.

                (d)     Ownership  of  Shares  of  Preferred  Stock;  Title  and
                        --------------------------------------------------------
Related  Matters.  The Seller owns and has valid,  marketable  and  unencumbered
----------------
title to the Transfer Shares that such Seller is selling to the Purchasers under this Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, restriction or encumbrance of any nature whatsoever (collectively, "Liens"), other than the restrictions set forth in the Transaction Documents. Except for this Agreement, the Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any of such Transfer Shares. Upon delivery by the Seller of such Transfer Shares to the Purchasers at the Closing, valid, marketable and unencumbered title to such Transfer Shares, free and clear of any Lien (other than the restrictions set forth in Sections 4(a) and 4(b) of this Agreement), will pass to the respective Purchasers of such Transfer Shares.

                (e)     No Conflict With Other  Agreements,  Etc. The execution,
                        ----------------------------------------
delivery and performance of this Agreement and any other related documents and instruments contemplated herein by the Seller will not (i) conflict with or result in a breach of any provision of such Seller's agreement of limited partnership or other organizational documents, (ii) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture or other contract to which such Seller is a party or by which any of its properties or assets are bound or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state laws and regulations) applicable to such Seller or by which any of its properties or assets are bound or affected, except in the case of clauses (ii) or (iii), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated herein.

        6.      Representations and Agreements of the Purchasers. Each Purchaser
                ------------------------------------------------
severally, and not jointly, represents and warrants to each Seller as follows:

                (a)     Organization and Power. The Purchaser is duly organized,
                        ----------------------
validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has all requisite legal and partnership power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

                (b)     Authorization. All partnership action on the part of the
                        -------------
Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the purchase of the shares of Preferred Stock) has been taken. This Agreement has been duly and validly executed and delivered by the Purchaser, and constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

                                                             Page 28 of 38 Pages

                (c)     Consents. Except for filings,  permits,  authorizations,
                        --------
consents and approvals as may be required under, and other applicable requirements of, state blue sky laws and except for such reports with respect to the transactions contemplated under this Agreement as may be required to be filed by the Purchaser with the SEC under the Exchange Act and the rules and regulations of the SEC thereunder, neither the execution, delivery or performance of this Agreement nor the consummation by the Purchaser of the obligations and transactions contemplated hereby requires any consent of, authorization by, exemption from, filing with, or notice to any Governmental Entity or any other Person.

                (d)     Investment Representations of the Purchasers.
                        --------------------------------------------

                        (i) The shares of Preferred Stock being purchased by the Purchaser hereunder are being acquired for its own account as principal and not directly or indirectly for or on behalf of any other party and for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

                        (ii) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

                        (iii) The Purchaser (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the shares of Preferred Stock and (B) can bear the economic risk of such investment in the Preferred Stock, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Preferred Stock and to protect its own interests in connection with such investment.

                        (iv) The Purchaser has no need for liquidity in its investment in the shares of Preferred Stock and is able to bear the economic risk of its investment in the shares of Preferred Stock and the complete loss of all of such investment.

                        (v) The Purchaser understands that the transferability of the shares of Preferred Stock is restricted, and that such restrictions will be reflected in an appropriate legend on the instruments representing the shares of Preferred Stock.

                        (vi) The Purchaser recognizes that an investment in the Company involves certain risks and has taken full cognizance of, and understands all of, the risks related to the purchase of the shares of Preferred Stock. The Purchaser further acknowledges and understands that no federal or state agency has made any recommendation or endorsement of the Preferred Stock or any finding or determination as to the fairness of the investment therein.

                (e)     No Conflict With Other  Agreements,  Etc. The execution,
                        ----------------------------------------
delivery and performance of this Agreement and any other related documents and instruments contemplated herein by the Purchaser will not (i) conflict with or result in a breach of any provision of such Purchaser's agreement of limited partnership or other organizational documents, (ii) conflict with or result in

                                                             Page 29 of 38 Pages

the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture or other contract to which such Purchaser is a party or by which any of its properties or assets are bound or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state laws and regulations) applicable to such Purchaser or by which any of its properties or assets are bound or affected, except in the case of clauses (ii) or (iii), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated herein.

        7.      Participation Rights.
                --------------------

                (a) Each time the Sellers or their Affiliates propose to purchase any additional shares of equity securities (the "Additional Equity Securities") (which shall include securities convertible into or exercisable for any shares of, any class of the Company's capital stock), such Sellers shall, and the Sellers shall use their reasonable efforts to cause their respective Affiliates (as applicable) and the Company to, prior to selling or issuing any such Additional Equity Securities to the Sellers, make an offering of such Additional Equity Securities to each of the Purchasers in accordance with the following provisions:

                        (i) The Sellers shall deliver a written notice (the "Notice") by certified mail to each of the Purchasers stating (i) the bona fide intention of the Sellers and/or their Affiliates to purchase such Additional Equity Securities, (ii) the number of such Additional Equity Securities to be purchased, and (iii) the price and terms, if any, upon which the Sellers and/or their Affiliates propose to purchase such Additional Equity Securities.

                        (ii) Within five business days after giving of the Notice, each Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice (which price shall be no greater than the price to be paid by, and the terms no less favorable than those offered to, any other party to purchase Additional Equity Securities of such issuance), up to that portion of such Additional Equity Securities which equals the proportion that the number of shares of Preferred Stock (on an as converted basis) and Conversion Shares held by such Purchaser bears to the total number of shares of Preferred Stock (on an as converted basis) and Conversion Shares then held by of all of the Sellers and/or their Affiliates participating in such issuance of Additional Equity Securities by giving written notice thereof to the Sellers (the "Subscription Notice").

                        (iii) In the event that no Subscription Notices are received by the Sellers within the foregoing time period, the Sellers and/or their Affiliates, as the case may be, shall be entitled to freely purchase any such Additional Equity Securities, provided, however, that the price for such transaction shall not be lower than the price contained in the Notice and that the terms and conditions of the transaction are not, in the reasonable opinion of the Sellers, more favorable than those described in the Notice.

                        (iv) In the event that none of the Sellers and/or their Affiliates, as the case may be, purchase the Additional Equity Securities as described in the Notice, the Purchasers shall have no right to purchase

                                                             Page 30 of 38 Pages

Additional Equity Securities pursuant to the participation rights granted in this Section 7.

                (b) The participation rights set forth in this Section 7 shall not be applicable to the issuance of: (i) equity securities pursuant to the conversion or exercise of convertible or exercisable securities, (ii) any stock, stock options, stock appreciation rights or similar rights issued or granted pursuant to a compensatory option plan, agreement or arrangement, and any shares of capital stock issued upon the exercise thereof; (iii) equity securities pursuant to any stock split or stock dividend, (iv) equity securities upon the subdivision, split-up, combination or reclassification of the outstanding equity securities of the Company or (ii) equity securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

                (c) The participation rights set forth in this Section 7 shall not be transferable to any Person who is not an Affiliate of the Purchasers. Notwithstanding the foregoing, if the Purchasers sell Preferred Stock or Conversion Shares to any Person, other than to Affiliates of the Purchasers, in an amount in excess of 33% of the shares of Preferred Stock and Conversion Shares owned by the Purchasers in the aggregate as of the date hereof after giving effect to the transactions contemplated hereby, the Purchasers may transfer or assign the participation rights set forth herein to such Person with the prior written consent of the Sellers, which consent will not be unreasonably withheld, and upon the agreement of such Person to be bound by all of the rights and obligations of such Purchaser under this Agreement upon the consummation of the proposed transfer. For purposes of this Section 7(c) only, the definition of "Affiliate" shall include any entity in which the Purchasers or their affiliates have exclusive management or investment control over.

        8.      Restrictions on Transfer.
                ------------------------

                (a) During the period commencing on the date hereof and ending on the second anniversary hereof, the Purchasers shall not, directly or indirectly (including, without limitation, through the disposition or transfer of any equity interest in another person), alone or in concert with others, sell, assign, transfer, pledge, hypothecate, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) (a "Restricted Disposition") the common stock of the Company to be issued upon conversion of any shares of Series A Preferred Stock (including shares of Series A Preferred Stock issued upon the exchange of any shares of Series B Preferred Stock) (the "Conversion Shares") in any public sale or offering to a Person who is not an Affiliate of the Purchasers in an amount that would exceed the volume limitations applicable to the Purchasers under the provisions of Rule 144, as promulgated under the Securities Act.

                (b) During the period commencing on the second anniversary of the date hereof and ending on the third anniversary hereof, the Purchasers shall not effect a Restricted Disposition of Conversion Shares in any public sale or offering to a Person who is not an Affiliate of the Purchasers in an amount that would exceed two times the average daily trading volume of the shares of the Common Stock, on the American Stock Exchange or other national

                                                             Page 31 of 38 Pages

securities exchange where the Common Stock is listed or to which the Common Stock is admitted for trading for the 30 trading days immediately proceeding the date of sale.

                (c) The limitations set forth in Sections 8(a) and 8(b) above shall terminate on the earlier to occur of:

                        (i)     The third anniversary of the date hereof;

                        (ii) The date that the Sellers no longer own at least 90% of the shares of Preferred Stock owned by the Sellers on the date hereof, after giving effect to the transactions contemplated hereby.

                (d) During the period commencing on the date hereof and ending on the third anniversary hereof, the Purchasers shall give the Sellers five business days prior written notice of its intention to sell any shares of Preferred Stock to any Person who is not an Affiliate of the Purchasers.

        9.      Tag-Along Rights.       If  the  Sellers  and/or  any  of  their
                ----------------
Affiliates (each a "Selling Shareholder") propose to sell, in one transaction or a series of related transactions (a "Tag-Along Sale"), any shares of Preferred Stock or Conversion Shares to any Person, other than to Affiliates of the
Sellers, (the "Transferee"), in an amount in excess of 50% of the shares of Preferred Stock and other equity securities of the Company owned by the Sellers and their Affiliates in the aggregate immediately prior to such sale (the "Tag-Along Shares"), the Purchasers (the "Non-Selling Shareholders") shall have the right (the "Tag-Along Right"), but not the obligation, to participate in any such Tag-Along Sale, on the same terms and conditions as the Selling Shareholder(s) propose to sell their Tag-Along Shares, as set forth in the offer from the Transferee (the "Offer"), pursuant to the procedure set forth herein.

                (a) In the event any Selling Shareholder wishes to sell the Tag-Along Shares, the Selling Shareholder shall first deliver written notice to the Non-Selling Shareholders of its intention to transfer the Tag-Along Shares to a non-Affiliate (the "Transfer Notice"). The Transfer Notice shall include
(i) a description of the Tag-Along Shares to be transferred, (ii) the identity of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed transfer is to be made. The Transfer Notice shall also include a copy of any written proposal, term sheet, letter of intent or other agreement relating to the proposed transfer. Each Non-Selling Shareholder may exercise its Tag-Along Right by delivering to the nominated Selling Shareholder in the Transfer Notice (the "Nominated Selling Shareholder") within five business days after receipt of the Notice (the "Offer Period") a notice stating that such Non-Selling Shareholder intends to exercise its Tag-Along Rights and that it is willing to sell its own shares of Preferred Stock or Conversion Shares in accordance with the terms of the Offer (the "Tag Along Notice", and the Non-Selling Shareholder rendering such Tag-Along Notice, the "Tagging Shareholder"). If no Tag-Along Notice is received by the Nominated Selling Shareholder within the Offer Period, or if the notice received does not fulfill all of the foregoing requirements, it shall be understood that the Non-Selling Shareholders have waived their respective Tag-Along Rights hereunder and the Selling Shareholders shall be free to transfer the Tag-Along Shares.

                                                             Page 32 of 38 Pages

                (b) Each Tagging Shareholder may sell all or any part of that number of shares of Preferred Stock or Conversion Shares equal to the product obtained by multiplying (i) the aggregate number of shares of Preferred Stock or Conversion Shares covered by the Transfer Notice by (ii) a fraction, the numerator of which is the number of shares of Preferred Stock or Conversion Shares owned by the Tagging Shareholder, determined on an "as converted" basis, on the date of the Transfer Notice and the denominator of which is the total number of shares of Preferred Stock or Conversion Shares owned by all of the Non-Selling Shareholders and the Selling Shareholders, determined on an "as converted" basis, on the date of the Transfer Notice.

                (c) Each Tagging Shareholder shall effect its participation in the sale by promptly delivering to the Nominated Selling Shareholder, at or prior to the closing of such sale, for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the Tag-Along Shares. To the extent that any prospective Transferee refuses to purchase any shares of Preferred Stock or Conversion Shares from a Tagging Shareholder, the Selling Shareholders shall not sell to such prospective Transferee any Tag-Along Shares unless and until, simultaneously with such sale, the Selling Shareholders shall purchase from such Tagging Shareholder the shares of Preferred Stock and Conversion Shares such Tagging Shareholder would otherwise have been able to sell hereunder for the same consideration and on the same terms and conditions as the proposed sale described in the Transfer Notice.

                (d) In connection with any transfer by a Seller of shares of Preferred Stock or Conversion Shares to an Affiliate, such Seller shall cause such Affiliate to agree to be bound by the provisions of this Section 9 with respect to such transferred shares.

        10.     Protective Provisions.  The Sellers shall not, without the prior
                ---------------------
written consent of the Purchasers, effect any amendment to the Registration Rights Agreement that would affect the Purchasers' rights pursuant to the Registration Rights Agreement in a manner which is different from the effect on the Sellers' rights pursuant to the Registration Rights Agreement.

        11.     Notices.   All   notices,    requests,    consents   and   other
                -------
communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail,

                (a)      If to the Purchaser:

                         [                  ]

                (b)     If to the Sellers or Apollo:

                        Apollo Investment Fund IV, L.P.
                        Apollo Overseas Partners IV, L.P.
                        c/o Apollo Management IV, L.P. and
                        Apollo Investment Fund V, L.P.
                        Apollo Overseas Partners V, L.P.
                        c/o Apollo Management V, L.P.
                        1301 Avenue of the Americas
                        38th Floor
                        New York, NY 10019
                        Attention:  Marc Rowan
                        Fax:  (212) 515-3263

                                                             Page 33 of 38 Pages

                        with copies to:

                        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        1333 New Hampshire Ave., N.W.
                        Washington, D.C.  20036
                        Attention:  Bruce S. Mendelsohn
                        Fax: (202) 887-4288


                or (c)  If to the Company:

                        AMC Entertainment Inc.
                        106 West 14th Street
                        P.O. Box 419615
                        Kansas City, MO 64105
                        Attention: Peter Brown
                        Fax: (816) 480-2517

                        with a copy to:

                        Lathrop & Gage L.C.
                        2345 Grand Boulevard
                        Suite 2800
                        Kansas City, MO  64108
                        Attention:  Raymond F. Beagle, Jr.
                        Fax: (816) 292-2001


or at such other address as the respective parties each may specify by written notice to the other parties, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

        12.     AMC Consent.
                -----------

                (a) The Company hereby consents to the sale of the Preferred Stock, including the Series B Preferred Stock, by the Sellers to the Purchasers and to the assignment of all of the rights and obligations set forth in Section 4 hereof. The Company hereby acknowledges and agrees that the shares of the Preferred Stock which are owned by the Purchasers shall be freely transferable by the Purchasers, subject to compliance with applicable securities laws and the restrictions contained in Sections 4(a) and 4(b) of this Agreement.

                                                             Page 34 of 38 Pages

                (b) The Company hereby consents to the assignment by the Sellers of the rights and obligations pursuant to the Registration Rights Agreement to the Purchasers as set forth in Section 4(d) hereof.

                (c) The Company and the Sellers hereby acknowledge and agree that Section 8.1 (Preferred Stock Approval Rights) and 9.7(i) (Preferred Stock Approval Rights) of the Purchase Agreement shall be amended to provide that the Sellers shall have the Preferred Stock Approval Rights so long as the Sellers continue to beneficially own shares of Preferred Stock representing more than 50% of the Preferred Stock owned by the Sellers immediately after the consummation of the transactions contemplated hereby.

                (d) The Company is executing this Agreement solely for purposes of this Section 12, and, except as set forth in Section 2(b), shall have no other obligations under this Agreement.

        13.     Fees  and  Expenses.  Each  party  will  bear  its own  fees and
                -------------------
expenses incurred in connection with the proposed purchase and sale of the Preferred Stock and the negotiation, execution and delivery of the Purchase Agreement.

        14.     Receipt of  Dividends.  Notwithstanding  anything  herein to the
                ---------------------
contrary, the dividend on the Preferred Stock to be paid to the holders of record on July 2, 2001 shall be paid, in its entirety, to the Sellers.

        15.     Termination of Agreement. This Agreement may be terminated prior
                ------------------------
to the Closing Date as follows:


                (a)     by mutual consent of the Purchasers and the Sellers;

                (b) at the election of the Sellers, if any one or more of the conditions to their obligations have not been fulfilled as of the Closing Date;

                (c) at the election of the Purchasers, if any one or more of the conditions to their obligations have not been fulfilled as of the Closing Date;

         In the event that the Sellers or the Purchasers, as the case may be, elect to terminate this Agreement, it shall deliver an irrevocable notice to the other party to this Agreement declaring its election to so terminate this Agreement in accordance with the provisions of this Section 15, and setting forth therein the basis for such termination.

        16.     Severability.  Should any one or more of the  provisions of this
                ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

        17.     Parties  in  Interest.  All the  terms  and  provisions  of this
                ---------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and assigns of the Purchasers

                                                             Page 35 of 38 Pages

and the Sellers, whether so expressed or not. This Agreement shall not run to the benefit of or be enforceable by any other Person.

        18.     Successors and Assigns.  Except as otherwise  expressly provided
                ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of shares of the Preferred Stock and/or the Conversion Shares. Notwithstanding the foregoing and in addition to the restrictions set forth in Section 7(c), the rights and obligations granted to the Purchasers pursuant to Sections 4(c), 4(d), 9 and 10 of this Agreement are not transferable; provided, however, that such rights may be transferred to an Affiliate of any Purchaser who agrees to be bound by all the rights and obligations of such Purchaser under this Agreement upon the consummation of the proposed transfer.

        19.     Headings.  The headings of the sections and  paragraphs  of this
                --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

        20.     Choice  of Law.  It is the  intention  of the  parties  that the
                --------------
internal laws, and not the laws of conflicts, of the State of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

        21.     Counterparts.  This  Agreement  may be executed in any number of
                ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

        22.     Further  Assurances.  Each of the  undersigned,  upon request of
                -------------------
another party hereto, agrees to execute and deliver such further documents and instruments, and to perform such further acts, as may be necessary to accomplish and give full effect to this Agreement and sale of the Preferred Stock contemplated hereby.

                                                             Page 36 of 38 Pages

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

                                     Sellers:

July 3, 2001                         APOLLO INVESTMENT FUND IV, L.P.

                                     By:      APOLLO ADVISORS IV, L.P.
                                              its general partner

                                     By:      Apollo Capital Management IV, Inc.
                                              its general partner

                                     By:       /s/ Michael D. Weiner
                                               ---------------------------------
                                               Name:    Michael D. Weiner
                                               Title:   Vice President


July 3, 2001                         APOLLO OVERSEAS PARTNERS IV, L.P.

                                     By:      APOLLO ADVISORS IV, L.P.
                                              its managing general partner

                                     By:      Apollo Capital Management IV, Inc.
                                              its general partner

                                     By:      /s/ Michael D. Weiner
                                              ----------------------------------
                                              Name:    Michael D. Weiner
                                              Title:   Vice President


July 3, 2001                         APOLLO INVESTMENT FUND V, L.P.

                                     By:      APOLLO ADVISORS V, L.P.
                                              its general partner

                                     By:      Apollo Capital Management V, Inc.
                                              its general partner

                                     By:       /s/ Michael D. Weiner
                                               ---------------------------------
                                               Name:    Michael D. Weiner
                                               Title:   Vice President

                                                             Page 37 of 38 Pages

July 3, 2001                         APOLLO OVERSEAS PARTNERS V, L.P.

                                     By:      APOLLO ADVISORS V, L.P.
                                              its managing general partner

                                     By:      Apollo Capital Management V, Inc.
                                              its general partner

                                     By:       /s/ Michael D. Weiner
                                               ---------------------------------
                                               Name:    Michael D. Weiner
                                               Title:   Vice President


July 3, 2001                         APOLLO MANAGEMENT IV, L.P.
                                     in its capacity as investment manager to Apollo Investment Fund IV, L.P. and
                                     Apollo Overseas Partners IV, L.P.

                                     By:      AIF IV Management, Inc.
                                              its general partner

                                     By:       /s/ Michael D. Weiner
                                               ---------------------------------
                                               Name:    Michael D. Weiner
                                               Title:   Vice President

July 3, 2001                        APOLLO MANAGEMENT V, L.P.
                                    in its capacity as investment manager to Apollo Investment Fund V, L.P.
                                    and Apollo Overseas Partners V, L.P.

                                    By:      AIF V Management, Inc.
                                             its general partner

                                    By:       /s/ Michael D. Weiner
                                              ----------------------------------
                                              Name:    Michael D. Weiner
                                              Title:   Vice President


                                    The Company:

                                    AMC ENTERTAINMENT INC.


                                    By: /s/ Peter C. Brown
                                        ----------------------------------------
                                        Name:  Peter C. Brown
                                        Title: Chairman of the Board,
                                               President and Chief Executive
                                               Officer

                                                             Page 38 of 38 Pages


                                    Purchasers:

                                    [                ]